                                                                     EXHIBIT 4.1

                                                                  Execution Copy
================================================================================


                      MARK IV INDUSTRIES, INC., as Issuer


                                      and


                        FLEET NATIONAL BANK, as Trustee

                     ______________________________________


                                   INDENTURE


                           Dated as of March 11, 1996
                   _________________________________________


                                  $250,000,000


                   7 3/4% Senior Subordinated Notes due 2006


================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

     Section 1.01  Definitions..........................................    1
     Section 1.02  Other Definitions....................................    8
     Section 1.03  Incorporation by Reference of Trust Indenture Act....    9
     Section 1.04  Rules of Construction................................    9
     Section 1.05  Acts of Holders......................................   10
     Section 1.06  Exchange Rates.......................................   10

                                   ARTICLE 2
                                 THE SECURITIES


     Section 2.01  Form and Dating......................................   11
     Section 2.02  Execution and Authentication.........................   11
     Section 2.03  Registrar and Paying Agent...........................   12
     Section 2.04  Paying Agent to Hold Money in Trust..................   12
     Section 2.05  Securityholder Lists.................................   13
     Section 2.06  Transfer and Exchange................................   13
     Section 2.07  Replacement Securities...............................   15
     Section 2.08  Outstanding Securities...............................   15
     Section 2.09  Temporary Securities.................................   16
     Section 2.10  Cancellation.........................................   16
     Section 2.11  CUSIP Numbers........................................   17
     Section 2.12  Defaulted Interest...................................   17

                                   ARTICLE 3
                                   REDEMPTION

     Section 3.01  No Redemption........................................   17

                                   ARTICLE 4
                                   COVENANTS

     Section 4.01  Payment of Securities................................   17
     Section 4.02  SEC Reports..........................................   18
     Section 4.03  Compliance Certificates..............................   18
     Section 4.04  Further Instruments and Acts.........................   19
     Section 4.05  Maintenance of Office or Agency......................   19
     Section 4.06  Limitation on Restricted Payments....................   19
     Section 4.07  Limitations on Other Senior Subordinated Indebtedness   21
     Section 4.08  Limitation on Additional Indebtedness................   21
     Section 4.09  Limitation on Indebtedness of Subsidiaries...........   21
     Section 4.10  Limitation on Liens..................................   22
     Section 4.11  Repurchase Upon Change of Control....................   22
     Section 4.12  Payment of Taxes and Other Claims....................   24
     Section 4.13  Corporate Existence..................................   24
     Section 4.14  Maintenance of Properties and Insurance..............   24
     Section 4.15  Stay, Extension and Usury Laws.......................   24
     Section 4.16  Investment Company Act...............................   25

                                      (i)

     Section 4.17  Payment for Consents...............................   25
     Section 4.18  Covenant to Comply with Securities Laws Upon
                   Purchase of Securities.............................   25
     Section 4.19  Rule 144A Information Requirement..................   25
     Section 4.20  Notice of Registration Default.....................   25


                                   ARTICLE 5
                             SUCCESSOR CORPORATION

     Section 5.01  Merger, Consolidation or Sale of Substantially
                   All of the Assets..................................   25
     Section 5.02  Successor Corporation Substituted..................   26

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

     Section 6.01  Events of Default..................................   26
     Section 6.02  Acceleration.......................................   28
     Section 6.03  Other Remedies.....................................   28
     Section 6.04  Waiver of Past Defaults............................   29
     Section 6.05  Control by Majority................................   29
     Section 6.06  Limitations on Suits...............................   29
     Section 6.07  Rights of Holders to Receive Payment...............   29
     Section 6.08  Collection Suit by Trustee.........................   30
     Section 6.09  Trustee May File Proofs of Claim...................   30
     Section 6.10  Priorities.........................................   30
     Section 6.11  Undertaking for Costs..............................   31
     Section 6.12  Waiver of Stay, Extension or Usury Laws............   31

                                   ARTICLE 7
                                    TRUSTEE

     Section 7.01  Duties of Trustee..................................   31
     Section 7.02  Rights of Trustee..................................   32
     Section 7.03  Individual Rights of Trustee.......................   33
     Section 7.04  Trustee's Disclaimer...............................   33
     Section 7.05  Notice of Defaults.................................   33
     Section 7.06  Reports by Trustee to Holders......................   33
     Section 7.07  Compensation and Indemnity.........................   33
     Section 7.08  Replacement of Trustee.............................   34
     Section 7.09  Successor Trustee by Merger........................   35
     Section 7.10  Eligibility; Disqualification......................   35
     Section 7.11  Preferential Collection of Claims Against Mark IV..   35

                                   ARTICLE 8
                    SATISFACTION AND DISCHARGE OF INDENTURE

     Section 8.01  Termination of Mark IV's Obligation................   35
     Section 8.02  Application of Trust Money.........................   36
     Section 8.03  Repayment to Mark IV...............................   36
     Section 8.04  Reinstatement......................................   36

                                   ARTICLE 9
                                   AMENDMENTS

     Section 9.01  Without Consent of Holders.........................   37
     Section 9.02  With Consent of Holders............................   37

                                      (ii)

     Section 9.03   Compliance with Trust Indenture Act................... 38
     Section 9.04   Revocation and Effect of Consents, Waviers and Actions 38
     Section 9.05   Notation on or Exchange of Securities................. 38
     Section 9.06   Trustee to Sign Supplemental Indentures............... 39
     Section 9.07   Effect of Supplemental Indentures..................... 39

                                   ARTICLE 10
                                 SUBORDINATION

     Section 10.01  Agreement to Subordinate.............................  39
     Section 10.02  Liquidation; Dissolution; Bankruptcy.................  39
     Section 10.03  Default on Senior Indebtedness.......................  40
     Section 10.04  No Suspension of Remedies............................  41
     Section 10.05  When Distribution Must Be Paid Over..................  41
     Section 10.06  Notice by Mark IV....................................  41
     Section 10.07  Subrogation..........................................  42
     Section 10.08  Relative Rights......................................  42
     Section 10.09  No Waiver of Subordination Provisions................  42
     Section 10.10  Distribution or Notice to Representative.............  43
     Section 10.11  Rights of Trustee and Paying Agent...................  43
     Section 10.12  Authorization to Effect Subordination; No
                    Fiduciary Duty to Holders of Senior Indebtedness.....  43
     Section 10.13  Miscellaneous........................................  44

                                   ARTICLE 11
                                 MISCELLANEOUS

     Section 11.01  Trust Indenture Act Controls.........................  44
     Section 11.02  Notices..............................................  44
     Section 11.03  Communication by Holders with Other Holders..........  45
     Section 11.04  Certificate and Opinion as to Conditions Precedent...  46
     Section 11.05  Statements Required in Certificate or Opinion........  46
     Section 11.06  Severability Clause..................................  46
     Section 11.07  Rules by Trustee, Paying Agent and Registrar.........  46
     Section 11.08  Legal Holidays.......................................  46
     Section 11.09  Governing Law........................................  47
     Section 11.10  No Recourse Against Others...........................  47
     Section 11.11  Successors...........................................  47
     Section 11.12  Multiple Originals...................................  47

     SIGNATURES .........................................................  48

      EXHIBIT A       FORM OF SECURITY .................................. A-1

      EXHIBIT B       FORM OF CERTIFICATE TO BE DELIVERED UPON
                      EXCHANGE OR REGISTRATION OF TRANSFER OF
                      SECURITIES......................................... B-1

                                      (iii)

                        CROSS REFERENCE TABLE/1/

        TIA                                                    Indenture
      Section                                                   Section

     310(a)(1)................................................    7.10
      (a)(2)..................................................    7.10
      (a)(3)..................................................    N.A./2/
      (a)(4)..................................................    N.A.
      (b).....................................................7.08;.7.10
      (c).....................................................    N.A.
     311(a)...................................................    7.11
      (b).....................................................    7.11
      (c).....................................................    N.A.
     312(a)...................................................    2.05
      (b).....................................................    11.03
      (c).....................................................    11.03
     313(a)...................................................    7.06
      (b)(1)..................................................    N.A.
      (b)(2)..................................................    7.06
      (c).....................................................    11.02
      (d).....................................................    7.06
     314(a)...................................................4.02; 11.02
      (c)(1)..................................................    11.04
      (c)(2)..................................................    11.04
      (c)(3)..................................................    N.A.
      (e).....................................................    10.05
      (f).....................................................    4.03
     315(a)...................................................    7.01
      (b).....................................................7.05; 11.02
      (c).....................................................    7.01
      (e).....................................................    6.11
     316(a)(last sentence)....................................    2.08
      (a)(1)(A)...............................................    6.05
      (a)(1)(B)...............................................    6.04
      (a)(2)..................................................    N.A.
      (b).....................................................    6.07
     317(a)(1)................................................    6.08
      (a)(2)..................................................    6.09
      (b).....................................................    2.04
     318(a)...................................................    11.01

1. Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2. N.A. means Not Applicable.

          INDENTURE, dated as of March 11, 1996, between Mark IV Industries, Inc., a Delaware corporation ("Mark IV" or the "Company"), and Fleet National Bank, a national banking association (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of Mark IV's 7 3/4% Senior Subordinated Notes due 2006 (the "Series A Notes") and the new 7 3/4% Senior Subordinated Notes due 2006 to be issued in exchange for the Series A Notes (the "Series B Notes" and, together with the Series A Notes, the "Securities"):



                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

          SECTION 1.01.  Definitions.
                         -----------

          "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an acquisition of assets or properties from such Person or (ii) existing at the time such Person becomes a Subsidiary of any other Person (in each case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary).

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (i) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (ii) owns, directly or indirectly, 10% or more of any class of the issued and outstanding equity securities of the controlled Person.

          "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its businesses (including by way of a sale-and-leaseback and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person), in a single transaction or through a series of related transactions, for aggregate consideration received by such Person or a Subsidiary of such Person, net of the out-of-pocket costs relating thereto (including, without limitation, legal, accounting and investment banking fees and sales commissions), in excess of $50,000,000. For purposes of this definition, consideration shall include, without limitation, any indebtedness for borrowed money of such Person or such Subsidiary that is assumed by the transferee of any assets or any such indebtedness of any Subsidiary of Mark IV whose stock is purchased by the transferee.

          "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" of any corporation means the Board of Directors of such corporation, or any duly authorized committee of such Board of Directors.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the principal corporate trust office of the Trustee is located are required to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including common or preferred stock) or partnership interests.

          "Cash Equivalents" means (i) Marketable Equity Securities and (ii) Investment Grade Securities.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense and (iv) depreciation and amortization expenses, all as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Cash Flow/Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated Cash Flow to Consolidated Fixed Charges.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense and (ii) all cash preferred dividends.

          "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) any amortization of debt discount, (b) the net cost of Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, and (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period, before extraordinary items and the cumulative effect of a change in accounting principles (as each such term is defined under GAAP) of such Person and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP consistently applied, adjusted by excluding (i) any net gains or losses in respect of disposition of assets other than in the ordinary course of business; (ii) any gains or losses from currency exchange transactions; (iii) any gains or losses realized from the termination of any employee pension benefit plan; (iv) any gains or losses realized upon the refinancing of any of such Person's Indebtedness; (v) any settlement or judgment with respect to litigation not in the ordinary course of business; (vi) any gains or losses arising from the destruction of property due to fire or other casualty;
(vii) any gains or losses from the revaluation of property or assets; (viii) the net income (or loss) accounted for by the equity method of accounting, except for dividends or other distributions actually received by such Person or its Subsidiaries (provided that for purposes of any calculation of the Consolidated Cash Flow/Fixed Charge Coverage Ratio, Consolidated Net Income for such Person and its Subsidiaries shall exclude the net income (or loss) otherwise included pursuant to this clause (viii)); and (ix) the net income of any Subsidiary to the extent that such net income has any restrictions or encumbrances on making distributions to such Person.

          "Consolidated Net Worth" means, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of any Person and its Subsidiaries on a consolidated basis, excluding amounts attributable to Redeemable Stock and excluding charges to net worth due to the prepayment of the Credit Agreement, each item to be determined in accordance with GAAP consistently applied.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Credit Agreement" means the $650,000,000 Credit and Guarantee Agreement, dated as of November 2, 1994, as amended from time to time, by and among the Company, certain Subsidiaries of the Company, as Guarantors, Bank of America National Trust and Savings Association, as administrative agent and bid agent, and the banks and other financial institutions that are signatories thereto, and any refinancings or replacements thereof providing for Indebtedness of up to $700,000,000, less, in the case of any such refinancings or replacements, the amount of all permanent reductions thereunder; provided, however, under no circumstances will such permanent reductions reduce the amount of Indebtedness permitted under clause (ii) of the definition of "Permitted Indebtedness" below $500,000,000.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Domestic Credit Facilities" means any U.S.-dollar denominated credit facilities providing for extensions of credit to Mark IV or any domestic Subsidiary thereof in an aggregate amount not exceeding the credit line originally available under the Credit Agreement less the amount of all permanent commitment reductions under the Credit Agreement.

          "8 3/4% Notes" means the Company's 8 3/4% Senior Subordinated Notes due April 1, 2003.

          "8 3/4% Note Indenture" means the Indenture, dated as of March 15, 1993, between the Company and Citibank, N.A., as trustee, pursuant to which the 8 3/4% Notes were issued.

          "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

          "Existing Indebtedness" means Indebtedness of Mark IV and its Subsidiaries in existence on the date of this Indenture.

          "Exchange Offer" means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange the Series A Notes for the Series B Notes.

          "Foreign Credit Facilities" means any foreign currency denominated credit facilities providing for extensions of credit to Mark IV or any Subsidiary thereof or U.S.-dollar denominated extensions of credit to any foreign Subsidiary of Mark IV, in either case in amounts not exceeding, in the aggregate, the credit lines of such facilities existing on the date of this Indenture but in no event greater than $100,000,000.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, from time to time.

          "Holder" means a Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Lease Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Interest Rate Protection Obligations. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be, without duplication, (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Interest Rate Protection Obligations" means the Obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment Grade" means a rating by S&P of BBB- or higher or by Moody's of Baa3 or the equivalent thereof by S&P or Moody's.

          "Investment Grade Securities" means (i) any evidence of indebtedness, maturing not more than 180 days after the date of acquisition, issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) any certificate of deposit, overnight bank deposit or bankers acceptance, maturing not more than 180 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution which has capital and surplus in excess of $500,000,000 rated, at the time as of which any investment therein is made, A-1 or better by S&P or P-1 or better by Moody's or the equivalent of such rating by a successor rating agency, (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any Investment therein is made, P-1 or better by Moody's or A-l or better by S&P on the equivalent of such rating by a successor rating agency, (iv) money market funds issued or offered by any domestic commercial bank which has capital and surplus in excess of $500,000,000 and (v) any other debt instrument rated, at the time as of which any investment therein is made, BBB-or better by S&P or Baa-3 or better by Moody's or the equivalent of such rating by a successor rating agency.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means, with respect to any Securities, all unpaid liquidated damages owing by the Company pursuant to Section 5 of the Registration Rights Agreement for such Securities.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Officer" means, with respect to any corporation, the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such corporation.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of Mark IV by any two of its Officers, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.04 and 11.05, rendered by legal counsel who is acceptable to the Trustee.

          "Permitted Indebtedness" means (i) prior to any refinancing or replacement of the Credit Agreement as in effect on March 5, 1996, (a) Indebtedness under the Domestic Credit Facilities or any refinancing or replacement thereof and (b) Indebtedness under the Foreign Credit Facilities or any refinancing or replacement thereof; (ii) subsequent to any refinancings or replacements of the Credit Agreement as in effect on March 5, 1996, Indebtedness under such refinancings or replacements; (iii) Existing Indebtedness; (iv) Indebtedness represented by the Securities; (v) Interest Rate Protection Obligations covering Indebtedness (which Indebtedness (A) bears interest at fluctuating interest rates and (B) is otherwise permitted to be incurred under
Section 4.08) to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate; (vi) Indebtedness of any Subsidiary of Mark IV to Mark IV or any other Subsidiary of Mark IV and Indebtedness of Mark IV to any Subsidiary of Mark IV of which, at the time such Indebtedness is created or incurred, Mark IV owns or controls, directly or indirectly, at least 66 2/3% of the combined voting power of all such Subsidiary's then outstanding Capital Stock; (vii) Indebtedness arising from guarantees of Indebtedness incurred in the ordinary course of business to suppliers, licensees, franchisees or customers; (viii) Indebtedness arising from performance bonds provided by Mark IV in the ordinary course of business; (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five days of incurrence; (x) Indebtedness represented by letters of credit issued in the ordinary course of business, and not issued pursuant to the Domestic Credit Facilities or the Foreign Credit Facilities, or any refinancings thereof, or subsequent to any refinancing or replacement of the Credit Agreement as in effect on March 5, 1996, pursuant to such refinancings or replacements, in an aggregate principal amount not to exceed $50,000,000 at any time; (xi) other Indebtedness in an amount not to exceed $65,000,000 at any time; and (xii) Indebtedness, the proceeds of which are used to redeem, refund, replace, reduce, extend, discharge or otherwise retire for value or refinance any Indebtedness of Mark IV or a Subsidiary thereof (such new Indebtedness being "Refinancing Indebtedness") not to exceed the amount (or, if such Refinancing Indebtedness is issued at a price less than the principal amount thereof, with an original issue price) so refinanced (plus accrued interest and reasonable fees and expenses related thereto); provided, however, that (a) such Refinancing Indebtedness shall rank in right of payment to the Securities at least to the same extent as the Indebtedness to be refinanced, (b) such Refinancing Indebtedness shall have an Average Life and stated maturity equal to, or greater than, the Average Life and stated maturity of the Indebtedness to be refinanced and (c) the proceeds of such Refinancing Indebtedness, if incurred by a Subsidiary of Mark IV, shall not be used to refinance (X) Indebtedness of Mark IV or (Y) Indebtedness of another Subsidiary of Mark IV that is subordinated to Senior Indebtedness.

          "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, (ii) Liens (as defined) imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' liens, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserves, as may be required by GAAP, shall have been made therefor,
(iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing the Person's obligations in respect of banker's acceptances issued or created for the account of such Person to facilitate the shipping or storage of such inventory or other goods, (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (vi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Mark IV or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Mark IV, and each of its Subsidiaries, (vii) Liens arising from filing UCC financing statements regarding leases (other than capital leases),
(viii) Liens arising in connection with or out of any commercial letters of credit, (ix) such other nonconsensual Liens as may arise in the ordinary course of business of Mark IV or any of its Subsidiaries and as do not materially impair the use of the property subject thereto in the course of such business,
(x) Liens in favor of issuers of surety bonds (other than to satisfy or stay any judgment or judgments in excess of $1,000,000 individually or $3,000,000 in the aggregate) issued pursuant to the request of and for the account of such Person in the course of its business, (xi) Liens in connection with any legal proceedings (including legal proceedings instituted by Mark IV or any of its Subsidiaries) which are being contested in good faith and by appropriate proceedings, including appeals of judgments as to which a stay of execution shall have been issued, provided that adequate reserves have been established with respect thereto in accordance with GAAP and no property of Mark IV or any of its Subsidiaries is in imminent danger of being lost or forfeited as a result thereof, and (xii) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities.

          "Refinancing Indebtedness" shall have the meaning prescribed in the definition of Permitted Indebtedness.

          "Registration Default" shall have the meaning set forth in Section 5 of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated March 11, 1996, between the Initial Purchaser and the Company, as such agreement may be amended, modified or supplemented from time to time.

          "S&P" means Standard and Poor's Corporation and its successors.

          "SEC" means the Securities and Exchange Commission.

          "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of Mark IV, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of Mark IV from time to time owed to the lenders under the Credit Agreement, including, without limitation, principal of and interest on, and all fees and expenses payable under the Credit Agreement. Notwithstanding anything to the contrary contained in this Indenture or the Securities, "Senior Indebtedness" shall not include, any Indebtedness represented by 8 3/4% Notes.

          "SFAS 121" means Statement No. 121--Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of--issued in March 1995 by the Financial Accounting Standards Board.

          "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal of such Security is due and payable.

          "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(b).

          "Trust Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Administration Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Wholly-owned Subsidiary" of any Person means any Subsidiary of such Person to the extent the entire voting share capital of such Subsidiary is owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).


          SECTION 1.02.  Other Definitions.
                         -----------------

                                         Defined in
Term                                      Section
---------------------------------------  -----------

     "Act".............................     1.05
     "Bankruptcy Law"..................     6.01
     "Change of Control"...............     4.11
     "Change of Control Offer".........     4.11
     "Change of Control Payment Date"..     4.11
     "Custodian".......................     6.01
     "DTC".............................     2.03
     "Event of Default"................     6.01

     "Exchange Act"....................     4.02
     "Global Note Custodian"...........     2.03
     "incurrence"......................     4.08
     "Legal Holiday"...................    11.08
     "Non-Payment Default".............    10.03
     "Notice of Default"...............     6.01
     "Paying Agent"....................     2.03
     "Payment Default".................    10.03
     "Register"........................     2.03
     "Registrar".......................     2.03
     "Restricted Payments".............     4.06
     "Securities Act"..................     7.04
     "surviving entity"................     5.01
     "U.S. Government Obligations".....     8.01


          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "Indenture securities" means the Securities.

          "Indenture security holder" means a Holder.

          "Indenture to be qualified" means this Indenture.

          "Indenture trustee" or "institutional trustee" means the Trustee.

          "Obligor" on the indenture securities means Mark IV.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.


          SECTION 1.05.  Acts of Holders.
                         ---------------

          (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Mark IV. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and Mark IV, if made in the manner provided in this Section.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

          (3) The ownership of Securities shall be proved by the Register.

          (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or Mark IV in reliance thereon, whether or not notation of such action is made upon such Security.

          (5) If Mark IV shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, Mark IV may at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but Mark IV shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders' of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.



          SECTION 1.06.  Exchange Rates.   Except as otherwise required under
                         --------------
GAAP or in connection with the preparation of any financial statements, any computation of the U.S. dollar equivalent of any foreign currency required for any calculation or computation under this Indenture (including, without limitation, in connection with the limitations under the definitions of "Foreign Credit Facilities" and "Consolidated Net Income" and Section 4.03) shall be made at the exchange rate published in The

Wall Street Journal which is in effect as of the close of business on the first Business Day in the month in which such computation is required to be made hereunder.



                                   ARTICLE 2
                                 THE SECURITIES
                                 --------------

          SECTION 2.01.  Form and Dating.  The Securities and the Trustee's
                         ---------------
certificate of authentication shall be substantially in the form of Exhibit A
                                                                    ---------
attached hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The form of the Securities and any notation, legend or endorsement shall be in a form acceptable to Mark IV and the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, Mark IV and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities issued in global form shall be substantially in the form of

Exhibit A attached hereto (including the text referred to in footnotes 1 and 2
---------
thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in
        ---------
footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Global Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.


          SECTION 2.02.  Execution and Authentication.  The Securities shall be
                         ----------------------------
executed on behalf of Mark IV by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any such Officer on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of Mark IV shall bind Mark IV, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit
                                                                        -------
A annexed hereto duly executed by the Trustee by manual signature of an
-
authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

          The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $250,000,000 upon a direction that it do so set forth in an Officers' Certificate of Mark IV, but without any further action by Mark IV. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and delivered. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000, except as provided in Section 2.07.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to Mark IV to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with Mark IV or an Affiliate of Mark IV.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.


          SECTION 2.03.  Registrar and Paying Agent.  Mark IV shall maintain or
                         --------------------------
cause to be maintained an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented or surrendered for purchase or payment ("Paying Agent") and an office or agency where notices and demands to or upon Mark IV in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). Mark IV may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

          Mark IV shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar (if not the Trustee or Mark IV). The agreement shall implement the provisions of this Indenture that relate to such agent. Mark IV shall notify the Trustee of the name and address of any such agent. If Mark IV fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Mark IV or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar or agent for service of notices and demands.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes (in such custodial capacity, the "Global Note Custodian").


          SECTION 2.04.  Paying Agent to Hold Money in Trust.  Except as
                         -----------------------------------
otherwise provided herein, prior to each due date of the principal, premium, if any, and interest on any Security, Mark IV shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium and Liquidated Damages, if any, and interest so becoming due. Mark IV shall require each Paying Agent (other than the Trustee or Mark IV) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium and Liquidated Damages, if any, and interest on the Securities (whether such money has been paid to it by Mark IV or any other obligor on the Securities) and shall notify the Trustee of any default by Mark IV (or any other obligor on the Securities) in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. Mark IV at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If Mark IV, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.


          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Mark IV shall cause to be furnished to the Trustee not more than five days after each record date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list in such form as the Trustee may reasonably require of the names and addresses of Holders.


          SECTION 2.06.  Transfer and Exchange.  (a) Upon surrender for
                         ---------------------
registration of transfer of any Security at the office or agency of Mark IV designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, Mark IV shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, Mark IV shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          When Securities are presented to the Registrar with the request: (x)
to register        the transfer of such Securities; or (y) to exchange such
Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Securities presented or surrendered for register of transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

     (ii) in the case of Transfer Restricted Securities, shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or
                                    ---------

          (B) if such Transfer Restricted Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rules 144 or 145, Regulation D or Regulation S under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B
                                                                     ---------
          hereto).

     (b)  Legends.

     (i) Except as permitted by the following paragraph (ii), each Security certificate (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREUNDER. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     (ii) Upon any sale or transfer of a Transfer Restricted Security satisfying the conditions set forth in subclause (3) of the legend set forth in the immediately preceding paragraph (i) above and in connection with the Exchange Offer, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legend set forth above and, upon transfer of such Transfer Restricted Security, the restrictions contained in such legend shall be no longer applicable.

     (c) Obligations with respect to Transfers and Exchanges of Securities.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by Mark IV or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Mark IV and the Registrar duly executed by the Holder or his attorney duly authorized in writing.

          Mark IV or the Trustee shall not charge the Holder a service charge for any registration of transfer or exchange, but Mark IV or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

          Mark IV shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


          SECTION 2.07.  Replacement Securities.  If (a) any mutilated Security
                         ----------------------
is surrendered to Mark IV or the Trustee, or (b) Mark IV and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to Mark IV and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Mark IV or the Trustee that such Security has been acquired by a bona fide purchaser, Mark IV shall execute, and upon its written request, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by Mark IV pursuant to Section 4.11, Mark IV in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section 2.07, Mark IV may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of Mark IV, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen securities.


          SECTION 2.08.  Outstanding Securities; Determinations of Holders'
                         --------------------------------------------------
Action.  Securities outstanding at any time are all the Securities authenticated
------
by the Trustee except for those cancelled by it, those delivered to it for cancellation, those referred to in Section 2.07 or purchased by Mark IV pursuant to Section 4.11 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because Mark IV or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by Mark IV, any other obligor upon the Securities or any Affiliate of Mark IV or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows based upon an examination of the Register to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 7 and 10).

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than Mark IV) holds, in accordance with this Indenture, at maturity, money sufficient to pay the Securities payable on that date, then immediately on the date of maturity such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue.


          SECTION 2.09.  Temporary Securities.   Pending the preparation of
                         --------------------
definitive Securities, Mark IV may execute, and upon written request from Mark IV signed by two officers of Mark IV, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of Mark IV executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, Mark IV will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of Mark IV designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, Mark IV shall execute and the Trustee, upon written request of Mark IV signed by two Officers of Mark IV, shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


          SECTION 2.10.  Cancellation.  All Securities surrendered for payment,
                         ------------
purchase by Mark IV, redemption by Mark IV pursuant to Article 4, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. Mark IV may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which Mark IV may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. Mark IV may not reissue, or issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of destruction delivered to Mark IV.


          SECTION 2.11. CUSIP Numbers.  Mark IV, in issuing the Securities may
                        -------------
use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the securities and any redemption shall not be affected by any defect in or omission of such numbers.


          SECTION 2.12.  Defaulted Interest.  If Mark IV defaults in a payment
                         ------------------
of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, and such special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by Mark IV for the payment of defaulted interest, whether or not such day is a Business Day.
At least 20 days before the subsequent special record date, Mark IV shall mail to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. At least 15 days before the subsequent special record date, Mark IV shall mail to each Holder a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. Mark IV may also pay defaulted interest in any other lawful manner.



                                   ARTICLE 3
                                   REDEMPTION
                                   ----------

          SECTION 3.01. No Redemption.  The Securities shall not be redeemable
                        --------------
by the Company, in whole or in part, prior to their stated maturity.



                                   ARTICLE 4
                                   COVENANTS
                                   ---------

          SECTION 4.01.  Payment of Securities.  Mark IV shall pay the principal
                         ---------------------
of, premium and Liquidated Damages, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to Mark IV, whether or not a claim for post-filing interest is allowed in such proceeding) on the Securities on (or prior to) the dates and in the manner provided in the Securities or pursuant to this Indenture. An installment of principal, premium and Liquidated Damages, if any, or interest shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. Mark IV shall pay interest on overdue principal, premium and Liquidated Damages, if any, and interest on overdue installments of interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to Mark IV whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by the Securities, which interest on overdue interest shall accrue from the date such amounts became overdue.


          SECTION 4.02.  SEC Reports.
                         -----------

          (1) Mark IV shall file with the Trustee and supply to each Holder, without cost, within 15 days after it files the same with the SEC, copies of its annual and quarterly reports, information, documents and other reports, (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that Mark IV is at any time not subject to the reporting requirements of the Exchange Act, it shall provide to the Trustee and supply to each Holder without cost, within 15 days after it would have been required to file such information with the SEC, financial statements, including any notes thereto and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which Mark IV would have been required to include in such annual reports, information, documents or other reports if Mark IV had been subject to the requirements of such Sections 13 or 15(d) of the Exchange Act. Mark IV also shall comply with the other provisions of TIA Section 314(a).

          (2) So long as any Securities remain outstanding, Mark IV shall cause its annual report to stockholders and any other financial reports furnished by it to stockholders generally, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar in each case at the time of such mailing or furnishing to stockholders. If Mark IV is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, Mark IV shall cause its financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so filed with the Trustee and mailed to the Holders within 120 days after the end of each of Mark IV's fiscal years and within 60 days after the end of each of the first three quarters of each fiscal year.

          (3) Mark IV shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that Mark IV may be required to deliver to the Holders under this Section 4.02.


          SECTION 4.03.  Compliance Certificates.
                         -----------------------

          (1) Mark IV shall deliver to the Trustee within 90 days after the end of each of Mark IV's fiscal years a certificate containing a certification from the principal executive officer, principal financial officer or principal accounting officer of Mark IV as to his or her knowledge of Mark IV's compliance with all conditions and covenants under this Indenture. For purposes of this
Section 4.03(l), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. Such certificate need not comply with Sections 11.04 and 11.05.

          (2) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, Mark IV shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Mark IV's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; provided, however, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (3) Mark IV shall deliver to the Trustee as soon as possible and in any event within 15 days after Mark IV becomes aware of the occurrence of each Default or Event of Default, which is continuing, an Officers' Certificate (which need not comply with Sections 11.04 and 11.05) setting forth the details of such Default or Event of Default, and the action which Mark IV proposes to take with respect thereto.

          SECTION 4.04.  Further Instruments and Acts.  Upon request of the
                         ----------------------------
Trustee, Mark IV shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05.  Maintenance of Office or Agency.  Mark IV shall
                         -------------------------------
maintain or cause to be maintained, within the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon Mark IV in respect of the Securities and this Indenture may be served. The office or agency of the Trustee at the address specified in Section 11.02 shall initially be such office or agency for all of the aforesaid purposes. Mark IV shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time Mark IV shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          Mark IV may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Mark IV shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.


          SECTION 4.06.  Limitation on Restricted Payments.  Until such time as
                         ---------------------------------
the Securities are rated Investment Grade, Mark IV shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of, Mark IV's or any of its Subsidiaries' Capital Stock or other Equity Interests, except to the extent any such dividend or distribution is actually received by Mark IV or a Subsidiary thereof, (ii) purchase, redeem or otherwise acquire or retire for consideration any Capital Stock or other Equity Interests of Mark IV or any of its Subsidiaries (other than Equity Interests of Mark IV's Wholly-owned Subsidiaries) or voluntarily purchase, redeem or otherwise acquire or retire for consideration, prior to a scheduled mandatory sinking fund payment date or maturity date (including, but not limited to, by substantive or legal defeasance), any Indebtedness of Mark IV that is junior in right of payment to the Securities other than in connection with the refinancing of such Indebtedness to the extent permitted by this Indenture and certain intercompany Indebtedness between Mark IV and any of its Subsidiaries or between such Subsidiaries (each such declaration, distribution, purchase, redemption, acquisition, retirement, loan, advance or other investment being referred to as a "Restricted Payment"), if at the time of such action, or after giving effect to such Restrict Payment:

          (a) an Event of Default or a Default shall have occurred and be continuing;

          (b) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after March 15, 1993, exceeds the sum of: (w) 50% of the cumulative Consolidated Net Income (including any gains or losses attributable to Asset Sales, net of related tax costs or tax benefits, as the case may be, during the applicable reference period but excluding non-cash charges resulting from the adoption by the Company of SFAS 121 and/or other new accounting standards consistent with GAAP), for the period commencing on March 1, 1993 through the last day of the fiscal quarter immediately preceding such proposed Restricted Payment (or if Consolidated Net Income shall be a deficit, minus 100% of such deficit); (x) the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors) of marketable securities or other property, if any, received by Mark IV (other than from a Subsidiary of Mark IV) from the issuance and sale of either Capital Stock (other than Redeemable Stock) or Indebtedness that is convertible into Capital Stock, to the extent such Indebtedness is actually converted into Capital Stock after March 15, 1993; (y) the fair market value (as determined in good faith by the Board of Directors) of any shares of Capital Stock (other than Redeemable Stock) of Mark IV issued after March 15, 1993 pursuant to a plan or other arrangement approved by the Compensation Committee of the Board of Directors, to or for the benefit of any employee of Mark IV or any of its Subsidiaries or to or by any employee stock ownership plan or similar trust for the benefit of any such employee, in each case to the extent such value is includable as compensation expense in the computation of Consolidated Net Income; and (z) $45,000,000; or

          (c) Mark IV could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.08.

          The foregoing provisions will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration thereof such payment would comply with the provisions of this Indenture; (ii) the declaration or payment of any dividend on shares of Capital Stock payable solely in shares of Capital Stock of Mark IV (other than Redeemable Stock); or (iii) the declaration or payment of a regular quarterly dividend in respect of the Capital Stock of Mark IV at a rate not to exceed $0.10 per share.

          The amount of any dividend or other distribution (other than cash) shall be equal at least to the "fair market value" of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such dividend or other distribution. For purposes of this Section 4.06, "fair market value" shall mean, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that the fair market value of any asset or assets of the Company or any such Subsidiary shall be determined by the Board of Directors of the Company, acting in good faith.

          Mark IV shall deliver to the Trustee within 60 days after the end of each of Mark IV's fiscal quarters (90 days after the end of Mark IV's last fiscal quarter of each year) in which a Restricted

Payment is made under the first paragraph of this Section 4.06, an Officers' Certificate setting forth each Restricted Payment made in such fiscal quarter, stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed, which calculations may be based on Mark IV's latest available internal financial statements.


          SECTION 4.07.  Limitation on Other Senior Subordinated Indebtedness.
                         ----------------------------------------------------
Until such time as the Securities are rated Investment Grade, Mark IV will not incur, issue, create, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness and contractually senior in right of payment to the Securities.


          SECTION 4.08.  Limitation on Additional Indebtedness.  Until such time
                         -------------------------------------
as the Securities are rated Investment Grade, Mark IV shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, an "incurrence") any Indebtedness, including, without limitation, Acquired Indebtedness but excluding Permitted Indebtedness; provided, however, that Mark IV or any Subsidiary thereof may incur any Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing after giving effect to the incurrence of such Indebtedness and (ii) after giving pro forma effect thereto, the Consolidated Cash Flow/Fixed Charge Coverage Ratio of Mark IV for its four full fiscal quarters ending immediately prior to the date of the incurrence of such additional Indebtedness is at least
2.0 to 1.0. Such Consolidated Cash Flow/Fixed Charge Coverage Ratio shall be calculated on a pro forma basis after giving effect to, among other things, (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness were incurred and such application of proceeds occurred at the beginning of such four quarter period, (ii) the incurrence and retirement of any other Indebtedness since the last day of the last fiscal quarter within such four quarter period as if such incurrence and retirement occurred at the beginning of such four quarter period, (iii) the acquisition by Mark IV (directly or through a Subsidiary of Mark IV) of any company or business acquired during such four quarter period, and any acquisition proposed to be consummated contemporaneously with the incurrence of such Indebtedness, as if such acquisition (and contemporaneous incurrence of Indebtedness) occurred at the beginning of such four quarter period and (iv) the interim investment of the net proceeds of such Indebtedness (pending final application thereof for the purpose for which such Indebtedness is stated to be incurred) in securities of the type permitted or contemplated by the terms of the instruments evidencing, creating or governing such Indebtedness, as if such Indebtedness was incurred and such interim investment of proceeds occurred at the beginning of such four quarter period.

          Any additional Indebtedness incurred pursuant to this Section 4.08 shall be subject to the limitations set forth in Section 4.07.


          SECTION 4.09.  Limitation on Indebtedness of Subsidiaries.  Until such
                         ------------------------------------------
time as the Securities are rated Investment Grade, Mark IV shall not permit its Subsidiaries to incur any Indebtedness (other than Acquired Indebtedness) that is subordinated to Senior Indebtedness in an amount in excess of $25,000,000 in the aggregate at any time outstanding, unless such Indebtedness is also contractually subordinated to the Securities.

          Any additional Indebtedness incurred pursuant to this Section 4.09 shall also be subject to the limitations set forth in Section 4.08.

          SECTION 4.10.  Limitation on Liens.  Until such time as the Securities
                         -------------------
are rated Investment Grade, Mark IV shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective assets, now owned or hereafter acquired, or any properties or income therefrom securing any Indebtedness that is pari passu with or contractually subordinated in right of payment to the Securities other than:

     (a) Liens outstanding immediately prior to the date of this Indenture, including Liens securing or arising under or in connection with Existing Indebtedness;

     (b)  Permitted Liens;

     (c) any extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens permitted by this Section 4.10; provided that the terms and conditions of any such extension, renewal or replacement (or successive extensions, renewals or replacements) are not less favorable to the Holders than those relating to the Liens so extended, renewed or replaced and no additional property or assets are encumbered as a result of such extension, renewal or replacement (or successive extension, renewal or replacement);

     (d) the Lien granted to the Trustee pursuant to Section 7.07; and

     (e) Liens securing Acquired Indebtedness; provided, that such Liens attach solely to the assets of the acquired entity,and do not extend to or cover any assets of Mark IV or its Subsidiaries.


          SECTION 4.11.  Repurchase Upon Change of Control.  Upon the occurrence
                         ---------------------------------
of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Immediately following any Change of Control, Mark IV shall mail a notice to the Trustee and to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities tendered will be accepted for payment; (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (3) that any Security not tendered will continue to accrue interest; (4) that, unless Mark IV defaults in the payment thereof, all Securities accepted for payment pursuant to the Change of Control offer shall cease to accrue interest and Liquidated Damages, if any, on and after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control offer will be required to surrender the Securities to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that the portion of each Security purchased and each such new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

          On the Change of Control Payment Date, Mark IV shall (1) accept for payment all Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and not withdrawn, and (3) deliver or cause to be delivered to the Trustee all Securities so tendered and not withdrawn together with an Officers' Certificate specifying the Securities or portions thereof tendered to Mark IV. The Paying Agent shall promptly mail to each Holder of Securities so tendered and not withdrawn, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered. Mark IV will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Mark IV will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities triggered by a Change of Control.

          A "Change of Control" shall be deemed to have occurred at such time as either of the following events shall occur:

          (i) there is consummated any consolidation or merger of Mark IV (A) in which Mark IV is not the continuing or surviving corporation or (B) pursuant to which the Common Stock of Mark IV would be converted into cash, securities or other property, in each case other than a consolidation or merger of Mark IV in which the holders of the Common Stock outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or the majority of the members of the board of directors of the surviving entity immediately after such consolidation or merger are Continuing Directors; or

          (ii) there is filed a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (defined, solely for the purposes of this Section 4.11, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the combined voting power of all the Company's then outstanding securities entitled to vote generally for the election of directors; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

     Notwithstanding anything to the contrary set forth in this Section 4.11, a Change of Control shall not be deemed to have occurred under clause (ii) of the immediately preceding paragraph solely by virtue of Mark IV, any Subsidiary thereof, any employee stock ownership plan or any other employee benefit plan of Mark IV or any such Subsidiary or any other person holding securities of Mark IV for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of securities of the Company, whether in excess of 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally for the election of directors or otherwise.


          SECTION 4.12.  Payment of Taxes and Other Claims.  Mark IV shall pay
                         ---------------------------------
or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon Mark IV or any Subsidiary thereof upon the income, profits or property of Mark IV or any Subsidiary thereof and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of Mark IV or any Subsidiary thereof; provided that none of Mark IV or any Subsidiary thereof shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.


          SECTION 4.13.  Corporate Existence.  Subject to Article 5, Mark IV
                         -------------------
will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of any of its Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of Mark IV and its Subsidiaries; provided, however, that Mark IV shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of Mark IV shall determine that the preservation thereof is no longer desirable in the conduct of the business of Mark IV and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.


          SECTION 4.14.  Maintenance of Properties and Insurance.  Mark IV shall
                         ---------------------------------------
cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Mark IV may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.14 shall prevent Mark IV or any Subsidiary thereof from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary.

          Mark IV shall provide or cause to be provided, for itself and any of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.


          SECTION 4.15.  Stay, Extension and Usury Laws.  Mark IV covenants (to
                         ------------------------------
the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforce, which may affect the covenants or the performance of this Indenture; and Mark

IV (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.


          SECTION 4.16. Investment Company Act.  Mark IV shall not become an
                        ----------------------
investment company subject to registration under the Investment Company Act of 1940, as amended.


          SECTION 4.17. Payments for Consents.  Neither Mark IV nor any of its
                        ---------------------
Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


          SECTION 4.18. Covenant to Comply with Securities Laws upon Purchase of
                        --------------------------------------------------------
Securities.  In connection with any offer to purchase or purchase of Securities
----------
under Section 4.11, Mark IV shall (i) comply with Rule 14e-1 under the Exchange Act, and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 4.11 to be exercised in the time and in the manner specified in Sections 4.11.


          SECTION 4.19.  Rule 144A Information Requirement.  The Company will
                         ----------------------------------
furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of Transfer Restricted Securities, upon the request of such Holders or beneficial holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company consummates the Exchange Offer or has registered the Securities for resale under the Securities Act.


          SECTION 4.20.  Notice of Registration Default.  The Company will
                         -------------------------------
notify the Trustee of the existence of any Registration Default under the Registration Rights Agreement and of the amount of Liquidated Damages payable as a result of such Registration Default. Unless and until the Trustee receives such notice, it may assume that no Registration Default exists and that Liquidated Damages are not payable by the Company.



                                   ARTICLE 5
                             SUCCESSOR CORPORATION
                             ---------------------


          SECTION 5.01. Merger, Consolidation or Sale of Substantially All of
                        -----------------------------------------------------
the Assets.  Mark IV will not consolidate with or into any Person or permit any
----------
Person to merge with or into it or directly or indirectly transfer (by lease, assignment, sale, conveyance or otherwise) all or substantially all of its properties and assets, in a single transaction or through a series of related transactions, to another Person or group of affiliated Persons or permit a Subsidiary of Mark IV to enter into any such transaction or transactions if such transaction or transactions would result in a direct or indirect transfer (by lease, assignment, sale, conveyance or otherwise) of all or substantially all of the assets of Mark IV and its Subsidiaries on a consolidated basis, unless:

          (1) Mark IV shall be the continuing Person, or the Person (if other than Mark IV) formed by such consolidation or into or with which Mark IV is merged or to which the properties and assets of Mark IV, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Mark IV under the Securities and this Indenture;

          (2) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the surviving entity shall be equal to or greater than the Consolidated Net Worth of Mark IV immediately before such transaction; and

          (4) until such time as the Securities are rated Investment Grade, the surviving entity, after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness pursuant to Section 4.08.

          In connection with any consolidation, merger or transfer contemplated hereby, Mark IV shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this
Section 5.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.


          SECTION 5.02. Successor Corporation Substituted.  Upon any
                        ---------------------------------
consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Mark IV in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which Mark IV is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of Mark IV under this Indenture with the same effect as if such successor corporation had been named as Mark IV herein.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
                             ---------------------


          SECTION 6.01. Events of Default.  An "Event of Default" occurs if one
                        -----------------
of the following shall have occurred and be continuing:

          (1) Mark IV defaults in the payment, when due and payable, of (i) interest on any Security and the default continues for a period of 30 days, or
(ii) the principal of or premium or Liquidated Damages, if any, on any Securities when the same becomes due and payable at maturity, acceleration, on the Change of Control Payment Date or otherwise;

          (2) Mark IV fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for 45 days after receipt by Mark IV of a Notice of Default;

          (3) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Mark IV or any of its Subsidiaries (or the payment of which is guaranteed by Mark IV or any of its Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created (other than Indebtedness of Mark IV or any of its Subsidiaries to Mark IV or between such Subsidiaries), if as a result of such default the maturity of such Indebtedness has been accelerated prior to its express maturity, the Trustee has received notice of such acceleration from Mark IV of any Holder or has otherwise obtained actual knowledge thereof and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $25,000,000 or more;

          (4) Mark IV or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:


              (A) commences a voluntary case or proceeding;

              (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

              (D) makes a general assignment for the benefit of its creditors;
                  or

              (E) admits in writing its inability to pay its debts generally as they become due;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against Mark IV or any of its Subsidiaries in an involuntary case or proceeding;

              (B) appoints a Custodian of Mark IV or any of its Subsidiaries for
                  all or substantially all of its property;

              (C) orders the liquidation of Mark IV or any of its Subsidiaries;

              (D) and in each case the order or decree remains unstayed and in effect for 60 days; or

          (6) final judgments for the payments of money which in the aggregate exceed $25,000,000 shall be rendered against Mark IV or any Subsidiary by a court and shall remain unstayed or undischarged for a period of 60 days and the Trustee shall receive notice thereof from Mark IV or any Holder or shall otherwise obtain actual knowledge thereof.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (2) above is not an Event of Default until the Trustee notifies Mark IV or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify Mark IV and the Trustee, of the Default and Mark IV does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          In the case of an Event of Default as a result of a failure to comply with Section 4.11 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Mark IV with the intention of avoiding payment of the premium which Mark IV would have to pay pursuant to Section 4.11, such premium shall also become and be immediately due and payable at such time as the principal and interest on the Securities become due and payable pursuant to
Section 6.02 to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.


          SECTION 6.02. Acceleration.  If any Event of Default under clauses
                        ------------
(1), (2), (3) or (6) of Section 6.01 occurs and is continuing, the Trustee may, by notice to Mark IV, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to Mark IV and the Trustee (each, an "Acceleration Notice"), and the Trustee shall, upon the request of such Holders, declare the principal of, premium and Liquidated Damages, if any, and accrued but unpaid interest on all Securities to be due and payable immediately. If any Event of Default under clauses (4) or (5) of
Section 6.01 occurs, all principal, premium and Liquidated Damages, if any, and interest on the Securities will ipso facto become and be immediately due and payable. Except as set forth in Section 10.05, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and to Mark IV may rescind an acceleration and its consequences (except an acceleration due to a default in payment of the principal or interest on any of the Securities) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.


          SECTION 6.03. Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium and Liquidated Damages, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. Except as set forth in Section 2.07, all remedies are cumulative to the extent permitted by law.


          SECTION 6.04. Waiver of Past Defaults.  The Holders of a majority in
                        -----------------------
aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default described in Section 6.01(l), or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.


          SECTION 6.05. Control by Majority.  The Holders of a majority in
                        -------------------
aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


          SECTION 6.06. Limitation on Suits.  Except as provided in Section 6.07
                        -------------------
a Holder may not pursue any remedy with respect to this Indenture or the, securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 30 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.


          SECTION 6.07. Rights of Holders to Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium or Liquidated Damages, if any, or interest, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Change of Control Payment Date or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.


          SECTION 6.08. Collection Suit by Trustee.  If an Event of Default
                        --------------------------
described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Mark IV for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.


          SECTION 6.09. Trustee May File Proofs of Claim.  In case of the
                        --------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Mark IV or the property of Mark IV, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of the principal amount, premium and Liquidated Damages, if any, and interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


          SECTION 6.10. Priorities.  If the Trustee collects any money pursuant
                        ----------
to this Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND:   to Holders for amounts due and unpaid on the Securities for the principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities for principal, premium and Liquidated Damages, if any, and interest respectively; and

          THIRD:    the balance, if any, to Mark IV.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.


          SECTION 6.11. Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.


          SECTION 6.12. Waiver of Stay, Extension or Usury Laws.  Mark IV
                        ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive Mark IV from paying all or any portion of the principal or premium, if any, or interest on the Securities as contemplated herein or affect the covenants or the performance by Mark IV of its obligations under this Indenture; and Mark IV (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 7
                                    TRUSTEE
                                    -------


          SECTION 7.01. Duties of Trustee.
                        -----------------

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2) Except during the continuance of an Event of Default:

               (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          The Trustee shall not be liable for any interest on any money received by it.

          (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (A)  this paragraph (3) does not limit the effect of paragraph
                    (2) of this Section 7.01;

               (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2), (3) and (5) of this Section 7.01.

          (5) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security or indemnity satisfactory to it against any loss, liability or expense.

          (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money held by it hereunder.

          SECTION 7.02. Rights of Trustee.
                        -----------------

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require (and in the circumstances described in Section 314(c) of the TIA shall) an Officers' Certificate and an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate and Opinion of Counsel.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.


          SECTION 7.03. Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Mark IV or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.


          SECTION 7.04. Trustee's Disclaimer.  The Trustee makes no
                        --------------------
representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Mark IV's use of the proceeds from the Securities, and it shall not be responsible for any statement in a registration statement for the Securities when filed under the Securities Act of 1933, as amended (the "Securities Act"), (other than statements contained in a Form T-1 when filed with the SEC under the TIA) or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.


          SECTION 7.05. Notice of Defaults.  If a Default occurs and is
                        ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Holder as their names and addresses appear on the Register notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.01(l), the Trustee may withhold such notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of Holders.


          SECTION 7.06. Reports by Trustee to Holders.  Within 60 days after
                        -----------------------------
each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the TIA. The Trustee shall also transmit all reports as required by Section 313(b) of the TIA to such Holders. The Trustee shall transmit such reports in such manner as required by Section 313(c) of the TIA.

          A copy of each report at the time of its mailing to Holders shall be filed with Mark IV, the SEC and each stock exchange on which the Securities are listed. Mark IV shall promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.


          SECTION 7.07. Compensation and Indemnity.  Mark IV agrees:
                        --------------------------

          (1) To pay to the Trustee from time to time such compensation as shall be agreed in writing between Mark IV and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) To indemnify the Trustee for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall have a claim and lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the payment of principal of, premium and Liquidated Damages, if any, or interest on particular Securities.

          Mark IV's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.


          SECTION 7.08. Replacement of Trustee.  The Trustee may resign by so
                        ----------------------
notifying Mark IV in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and Mark IV. Mark IV may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Mark IV shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Mark IV. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to payment of all amounts owing to the Trustee under Section 7.07 and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, Mark IV or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by the Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such successor is eligible and qualified under Section 7.10.


          SECTION 7.10. Eligibility; Disqualification.  The Trustee shall at all
                        -----------------------------
times satisfy requirements of Section 310(a)(1) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the TIA. In determining whether the Trustee has conflicting interests as defined in Section 310(b)(1) of the TIA, the provisions contained in the proviso to Section 310(b)(1) of the TIA shall be deemed incorporated herein.


          SECTION 7.11. Preferential Collection of Claims Against Mark IV.  The
                        -------------------------------------------------
Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 8
                    SATISFACTION AND DISCHARGE OF INDENTURE
                    ---------------------------------------


          SECTION 8.01. Termination of Mark IV's Obligations.  Mark IV may
                        ------------------------------------
terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to Mark IV as provided in Section 8.03) have been delivered to the Trustee for cancellation and Mark IV has paid all sums payable by it hereunder, or if Mark IV irrevocably deposits in trust with the Trustee money or U.S. Government obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of, premium and Liquidated Damages, if any, and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder. Mark IV may make an irrevocable deposit pursuant to this Section

8.01 only if at such time it is not prohibited from doing so under the provisions of Article 10 and Mark IV shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

          Mark IV's obligations in paragraph 10 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter, Mark IV's obligations in such paragraph 10 and in Section 7.07 shall survive.

          After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Mark IV's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

          "U.S. Government Obligations" means direct noncallable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.


          SECTION 8.02. Application of Trust Money.  The Trustee or Paying Agent
                        --------------------------
shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 10.


          SECTION 8.03. Repayment to Mark IV.  Subject to Section 8.01, the
                        --------------------
Trustee and the Paying Agent shall promptly pay to Mark IV upon request any excess money or U.S. Government Obligations held by them at any time.

          The Trustee and the Paying Agent shall pay to Mark IV upon request any money held by them for the payment of principal, premium and Liquidated Damages, if any, or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of Mark IV cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Mark IV. After payment to Mark IV, Holders entitled to money must look to Mark IV for payment as general creditors unless otherwise prohibited by law.


          SECTION 8.04. Reinstatement.  If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with Section
8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Mark IV's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if Mark IV has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, Mark IV shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                   ARTICLE 9
                                   AMENDMENTS
                                   ----------


          SECTION 9.01. Without Consent of Holders.  From time to time, when
                        --------------------------
authorized by a resolution of its Boards of Directors, Mark IV and the Trustee, without notice to or the consent of the holders of the Securities issued hereunder, may amend or supplement this Indenture or the Securities as follows:

          (1)to cure any ambiguity, defect or inconsistency;

          (2)to comply with Section 5.01;

          (3)to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

          (4) to make any other change that does not adversely affect the rights of any Holder; or

          (5) to comply with any requirement of the SEC in connection with the qualification of the Trustee under the TIA.


          SECTION 9.02. With Consent of Holders.  With the written consent of
                        -----------------------
the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, Mark IV and the Trustee may amend this Indenture or the Securities or may waive compliance in a particular instance by Mark IV with any provisions of this Indenture or the Securities. However, without the consent of each Holder affected thereby, a waiver or an amendment to this Indenture or the Securities may not:

          (1) reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment or waiver of any provision of this Indenture or the Securities;

          (2) change the Stated Maturity of the principal of, premium or Liquidated Damages, if any, or any interest on the Securities, or impair the right to institute suit for the enforcement of any such payment or make any Security payable in money or securities other than that stated in the Security;

          (3) make any change in Article 10 that adversely affects the rights of any Holder of Securities;

          (4) waive a default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Security;

          (5) make any change in the provisions of Sections 4.11, 6.04 or 6.07;
or

          (6) make any change to Sections 9.01 or 9.02.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          In the event that certain Holders are willing to defer or waive certain obligations of Mark IV hereunder with respect to Securities held by them, such deferral or waiver shall not be deemed to affect any other Holder who receives the subject payment or performance in a timely manner.

          After an amendment or waiver under this Section 9.02 becomes effective, Mark IV shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of Mark IV to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.


          SECTION 9.03. Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
this Indenture or the Securities at a time when this Indenture shall be qualified under the TIA shall be set forth in a supplement that complies with the TIA as then in effect.


          SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions.
                        ------------------------------------------------------
Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder, except as provided in Section 9.02.

          Mark IV may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


          SECTION 9.05. Notation on or Exchange of Securities.  Securities
                        -------------------------------------
authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If Mark IV shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by Mark IV and authenticated and made available for delivery by the Trustee in exchange for outstanding Securities.

          SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee
                        ---------------------------------------
shall sign any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and opinion of counsel stating that such supplemental indenture is authorized or permitted by this Indenture.


          SECTION 9.07. Effect of Supplemental Indentures.  Upon the execution
                        ---------------------------------
of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.



                                   ARTICLE 10
                                 SUBORDINATION
                                 -------------


          SECTION 10.01. Agreement to Subordinate.  Mark IV agrees, and each
                         ------------------------
Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities (including principal, premium and Liquidated Damages, if any, and interest) is subordinated in right of payment, to the extent and in the manner provided in this Article 10 to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of the Senior Indebtedness.


          SECTION 10.02. Liquidation; Dissolution; Bankruptcy.  Upon any (i)
                         ------------------------------------
bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Mark IV or its property, (ii) assignment for the benefit of creditors or any marshalling of the assets and liabilities of Mark IV or (iii) distribution to creditors of Mark IV in a liquidation or dissolution of Mark IV:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not a claim therefor is allowed) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal, premium or Liquidated Damages, if any, or interest on the Securities; and

          (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash or, at the option of the holders of the Senior Indebtedness, cash equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness, as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness (and to any securities issued in exchange for Senior Indebtedness) to at least the same extent as the Securities to Senior Indebtedness.

          For purposes of this Article 10, a distribution may consist of cash, securities or other property, by setoff or otherwise.

          The consolidation of Mark IV with, or the merger of Mark IV into, another corporation or the liquidation or dissolution of Mark IV following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.02 if the corporation formed by such consolidation or into which Mark IV is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer comply with the conditions set forth in Article 5.

          SECTION 10.03. Default on Senior Indebtedness.  Upon the final
                         ------------------------------
maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made by Mark IV or any person acting on behalf of Mark IV on account of the principal, premium or Liquidated Damages, if any, or interest of the Securities.

          Until all Senior Indebtedness has been paid in full, in cash or cash equivalents, Mark IV may not, directly or indirectly, make any payment of principal, premium or Liquidated Damages, if any, or interest on the Securities and may not acquire any Securities for cash or property or make any other distribution with respect to the Securities if:

          (i) a default in the payment of the principal or interest or the payment of other amounts due under or in connection with any Senior Indebtedness occurs and is continuing (a "Payment Default") unless and until such default has been cured or waived; or

          (ii) a default, other than a Payment Default, on any Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Senior Indebtedness to accelerate its maturity (a "Non-Payment Default"), and such default is either the subject of judicial proceedings or the Trustee and such Paying Agent receive a notice of the default from a person who may give it pursuant to Section 10.11 at least two Business Days prior to the relevant payment date; provided, however, that only one such notice relating to the same event of default or any other default existing at the time of such notice under the Senior Indebtedness may be given during any 365 consecutive day period.

          Mark IV shall resume payments on the Securities and may acquire them upon the earlier of when (a) the default is cured or waived or (b) in the case of a default referred to in Section 10.03(ii) above, the 179th day after the receipt of notice by the Trustee or the Paying Agent (with respect to a Non-Payment Default, such period of time shall be hereinafter referred to as a "Payment Blockage Period").

          In addition, no default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness and which was known to the holders (or agent) of such Senior Indebtedness on such date of commencement shall be made the basis for the commencement of a second Payment Blockage Period by the holders (or the agent) of such Senior Indebtedness whether or not within a period of 365 consecutive days unless and until all scheduled payments of principal, and/or premium and Liquidated Damages, if any, or interest then due and payable have been made on the Securities.

          SECTION 10.04. No Suspension of Remedies.  Nothing contained in this
                         -------------------------
Article 10 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any other rights or remedies hereunder or under applicable law; provided, however, that all Senior Indebtedness of Mark IV then due and payable, or which thereafter is declared to be, or shall otherwise become, due and payable, pursuant to its terms (whether by acceleration or otherwise) shall first be paid in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents before the Holders or the Trustee are entitled to receive any payment from Mark IV of principal, premium or Liquidated Damages, if any, or interest on the Securities. Notwithstanding the foregoing, any acceleration of the maturity of the Securities due to the default by Mark IV to make a payment required by Section 6.01(l) resulting from the operation of
Section 10.03 shall be automatically rescinded to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Securities or under applicable law shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) all defaults on Senior Indebtedness are permanently cured or waived and (ii) the payment or payments the omission of which gave rise to the Event of Default is or are made, within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Senior Indebtedness; and provided, further, that at the time of such automatic rescission no other Event of Default or Defaults shall have occurred and be continuing. Such automatic rescission shall be effective as of the date both conditions specified in clauses (i) and
(ii) above are satisfied.


          SECTION 10.05. When Distribution Must Be Paid Over.  In the event that
                         -----------------------------------
Mark IV shall make any payment to the Trustee on account of the principal, premium or Liquidated Damages, if any, or interest on the Securities at a time when such payment is prohibited by Section 10.02 or 10.03, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.


          SECTION  10.06.  Notice by Mark IV.  Mark VI shall promptly notify the
                           ------------------
Trustee and the Paying Agent of any facts known to Mark IV that would cause a payment of principal of, premium or Liquidated Damages, if any, or interest on the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 10. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.07.  Subrogation.  After all Senior Indebtedness is paid in
                          -----------
full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied pursuant to the provisions of this Article 10 to the payment of all amounts payable in respect of the Senior Indebtedness of Mark IV, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable in respect of the Senior Indebtedness of Mark IV in full in cash or, at the option of the holders of Senior Indebtedness, cash equivalents.


          SECTION 10.08.  Relative Rights.  This Article 10 defines the relative
                          ---------------
rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between Mark IV and Holders, the obligation of Mark IV, which is absolute and unconditional, to pay principal of, premium and Liquidated Damages, if any, and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of Mark IV other than holders of Senior Indebtedness; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness under this Article 10.

          If Mark IV fails because of this Article 10 to pay principal of, premium or Liquidated Damages, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

          The provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of Mark IV or otherwise, all as though such payment had not been made.


          SECTION 10.09. No Waiver of Subordination Provisions.  No right of any
                         -------------------------------------
holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by Mark IV or by its failure to comply with this Indenture.

          The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against Mark IV or any other person.


          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

          Upon any payment or distribution of assets of Mark IV referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of Mark IV, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this
Section 10.10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 10.10, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          SECTION 10.11. Rights of Trustee and Paying Agent.  The Trustee or
                         ----------------------------------
Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an officer in the Corporate Trust Administration Department of the Trustee and each Paying Agent shall have received written notice thereof from a holder (or the agent) of Senior Indebtedness who shall have been certified by Mark IV or otherwise established to the satisfaction of the Trustee to be such holder or agent; and, prior to the receipt of any such written notice, the Trustee and each Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any monies are to be deposited by Mark IV with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Security) the Trustee and each Paying Agent shall have received with respect to such monies the notice provided for in the foregoing sentence, the Trustee and each Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if Mark IV is Paying Agent.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.


          SECTION 10.12. Authorization to Effect Subordination; No Fiduciary
                         ---------------------------------------------------
Duty to Holders of Senior Indebtedness.  Each Holder of a Security by his
--------------------------------------
acceptance thereof authorizes and directs the

Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as attorney-in-fact for any and all purposes. Notwithstanding anything to the contrary in this Article 10, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall have no duties to such holders, except as expressly set forth in this Article 10 and no implied covenants or obligation shall be read into this Indenture against the Trustee. The Trustee shall not be liable to holders of Senior Indebtedness if it shall mistakenly pay over or distribute to or on behalf of Holders of Securities or Mark IV monies or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10.


          SECTION 10.13. Miscellaneous.
                         -------------

          (a) All rights and interests under this Article 10 of the holders of Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee and Mark IV under this Article 10, shall remain in full force and effect irrespective of:

          (i) any lack of validity or enforceability of the Credit Agreement, the notes or security instruments issued pursuant thereto or any other agreement or instrument relating thereto;

          (ii) any exchange, release or non-perfection of any Lien securing Senior Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness; or

          (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of Mark IV in respect of Senior Indebtedness.

          (b) The provisions of this Article 10 constitute a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full, (ii) be binding upon the Holders and the Trustee, Mark IV and their successors and assigns, and (iii) inure to the benefit of and be enforceable by each other holder of Senior Indebtedness and its successors, transferees and assigns.



                                   ARTICLE 11
                                 MISCELLANEOUS
                                 -------------


          SECTION 11.01. Trust Indenture Act Controls.  If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the duties imposed by the TIA shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.


          SECTION 11.02. Notices.  Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery, addressed as follows:

          if to Mark IV:

          Mark IV Industries, Inc.
          501 John James Audubon Parkway
          P.O. Box 810
          Amherst, New York 14226-0810

          Attention: President

          if to the Trustee:

          Fleet National Bank
          Mail Stop RI/MO/199
          111 Westminster Street
          Providence, Rhode Island 02903

          Attention: Corporate Trust Administration (Mark IV Industries, Inc.)

          The address of the office or agency of the Trustee in the Borough of Manhattan, the City of New York at which Securities may be presented for payment or for registration of transfer, exchange or for redemption is:


          Fleet National Bank
          63 Wall Street, 13th Floor
          New York, New York 10005

          Attention: Corporate Trust Administration (Mark IV Industries, Inc.)

          Mark IV or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications or presentation of securities.

          Any notice or communication given to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee, except that no notice or communication to the Trustee shall be deemed given unless actually received by the Trustee.

          If Mark IV mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.


          SECTION 11.03. Communication by Holders with Other Holders.  Holders
                         -------------------------------------------
may communicate pursuant Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. Mark IV, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 11.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by Mark IV to the Trustee to take any action under this Indenture, Mark IV shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


          SECTION 11.05. Statements Required in Certificate or Opinion.  Each
                         ---------------------------------------------
Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.


          SECTION 11.06. Severability Clause.  In case any provision in this
                         -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar.  The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.


          SECTION 11.08. Legal Holidays.  A "Legal Holiday" is any day other
                         --------------
than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no principal, premium or Liquidated Damages, if any, or interest installment shall accrue for the intervening period.

          SECTION 11.09. GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL
                         -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


          SECTION 11.10. No Recourse Against Others.  A director, officer,
                         --------------------------
employee or stockholder, as such, of Mark IV shall not have any liability for any obligations of Mark IV under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.


          SECTION 11.11. Successors.  All agreements of Mark IV in this
                         ----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.


          SECTION 11.12. Multiple Originals.  The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                   SIGNATURES

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                         MARK IV INDUSTRIES, INC.


                                         By: /s/ Richard L. Grenolds
                                             -----------------------------------
                                             Name: Richard L. Grenolds
                                             Title: Vice President


                                         FLEET NATIONAL BANK


                                         By: /s/ Susan M. Calise
                                             -----------------------------------
                                             Name:  Susan M. Calise
                                             Title: Vice President

                                   EXHIBIT A
                                   ---------
                           [FORM OF FACE OF SECURITY]

                            MARK IV INDUSTRIES, INC.

                    7 3/4% Senior Subordinated Note due 2006
                                                             CUSIP No. 570387AJ9
No.________                   $___________

          Mark IV Industries, Inc., a Delaware corporation ("Mark IV," which term includes any successor corporation under the Indenture hereinafter referred
to), promises to pay to __________________________________ or registered assigns, the principal amount of ___________ Dollars on April 1, 2006.

          Interest Payment Dates: April 1 and October 1, commencing October 1, 1996.

          Record Dates: March 15 and September 15.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, Mark IV has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.



                                               MARK IV INDUSTRIES, INC.


Attested by:                            By:
            -------------------------      -------------------------
            Name:                          Name:
            Title:                         Title:


[SEAL]

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred
to in the within-mentioned Indenture.

FLEET NATIONAL BANK

By:
   -------------------------
       Authorized Officer

                       [FORM OF REVERSE SIDE OF SECURITY]

                    7 3/4% Senior Subordinated Note due 2006

     [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."


          Capitalized terms used herein have the meaning assigned to them in the Indenture unless otherwise indicated.

1.   Interest
     --------

          Mark IV Industries, Inc., a Delaware corporation ("Mark IV"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest will be payable semi-annually on each interest payment date referred to on the face hereof, commencing October 1, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from date of the Indenture; provided that, if there is no existing Event of Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Mark IV shall pay interest on overdue principal, premium and Liquidated Damages, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.   Method of Payment
     -----------------

          Mark IV will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders at the close of business on the record dates referred to on the face hereof immediately preceding the respective interest payment dates even if the Security is cancelled on registration of transfer or registration of exchange (other than with respect to the purchase of Securities pursuant to an offer to purchase securities made in connection with Section 4.11 of the Indenture after such record date). Holders must surrender Securities to a Paying Agent to collect principal payments. Mark IV will pay principal, premium and Liquidated Damages, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Mark IV may pay principal and interest by its check payable in such money. It may mail an interest payment to a Holder's registered address.

3.   Paying Agent and Registrar
     --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar. Mark IV may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. Mark IV or any subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          Mark IV issued the Securities under an Indenture, dated as of March 11, 1996 (the "Indenture"), between Mark IV and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TIA"), and as provided in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general obligations of Mark IV limited to $250,000,000 aggregate principal amount.

5.   Redemption
     ----------

          The Securities are not redeemable, in whole or in part, prior to maturity.

6.   Requirement that Mark IV Offer to Purchase Securities under Certain
     -------------------------------------------------------------------
Circumstances
-------------

     Subject to the terms and conditions of the Indenture, Mark IV shall become immediately obligated to offer to purchase the Securities pursuant to Section
4.11 of the Indenture after the occurrence of a Change of Control of Mark IV at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

7.   Subordination
     -------------

          The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Mark IV agrees, and each Holder by accepting a Security agrees, to such subordination and authorizes the Trustee to give it effect.

8.   Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

9.   Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.  Amendment; Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding.
Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, Mark IV and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to certificated Securities, or to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Trustee under the TIA, or to make any change that does not adversely affect the rights of any Holder.

11.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include: (i) default in payment of the principal amount, premium or Liquidated Damages, if any, or interest, in respect of the Securities when the same becomes due and payable, subject, in the case of interest, to the grace period contained in the Indenture; (ii) failure by Mark IV to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iii) certain events of acceleration prior to maturity of certain indebtedness; (iv) certain final judgments which remain undischarged; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

12.  Trustee Dealings with Mark IV
     -----------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by Mark IV or its Affiliates and may otherwise deal with Mark IV or its Affiliates with the same rights it would have if it were not Trustee.

13.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of Mark IV shall not have any liability for any obligations of Mark IV under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.  Authentication
     --------------

          This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

15.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.  Unclaimed Money
     ---------------

          If money for the payment of principal, premium or Liquidated Damages, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to Mark IV at its request. After that, Holders entitled to money must look to Mark IV for payment.

17.  Discharge Prior to Maturity
     ---------------------------

          If Mark IV deposits with the Trustee or Paying Agent money or U.S. Government Obligations sufficient to pay the principal of, premium or Liquidated Damages, if any, and interest on the Securities to maturity, Mark IV will be discharged from the Indenture except for certain Sections thereof.

18.  Governing Law
     -------------

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
             (insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (print or type assignee's name, address and zip code)


and irrevocably appoint
_________________________________________________________ agent to transfer this
Security on the books of Mark IV. The agent may substitute another to act for him.

Dated:                                 Signature:
       ------------------------------             ------------------------------
                                                       (Sign exactly as your
                                                       name appears on the
                                                       other side of this
                                                       Security)



Signature
Guarantee/*/:
________________________________________________________________________________


/*/ Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Security purchased by Mark IV pursuant to Section 4.11 ("Change of Control Offer") of the Indenture, check the applicable boxes:


                         [ ]  Change of Control Offer:

                              in whole   [ ]
                              in part    [ ]

                              Amount to be
                              purchased:  $__________


Dated: _________________________         Signature:____________________
                                                     (Sign exactly as your
                                                     name appears on the
                                                     other side of this
                                                     Security)


Signature
Guarantee/*/:
________________________________________________________________________________



Social Security Number or
Taxpayer Identification Number:
________________________________________________________________________________




/*/ Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                 SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES/1/


    The following exchanges of a part of this Global Note for definitive Notes have been made:

                                           Amount of       Principal Amount of this       Signature of
               Amount of decrease in      increase in             Global Note         authorized officer of
  Date of       Principal Amount of   Principal Amount of   following such decrease      Trustee or Note
 Exchange        this Global Note      this Global Note          (or increase)              Custodian
               ---------------------  -------------------  -------------------------  ---------------------































/1./ This paragraph should be included only if the Note is issued in global form.

                                   Exhibit B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                     REGISTRATION OF TRANSFER OF SECURITIES

Re:  __% Senior Subordinated Notes due 2006 of Mark IV Industries, Inc. (the
   "Securities").

   This Certificate relates to $_____ principal amount of Securities held by ______ (the "Transferor").

   The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

   In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Securities and as provided in Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

[_]   Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06 of the Indenture).

[_]   Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) or an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in reliance on Rule 144A or Regulation D under the Securities Act (in satisfaction of Section 2.06 of the Indenture).

[_]   Such Security is being transferred in accordance with Rule 144 or Rule
145 or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section
2.06 of the Indenture).


                              [INSERT NAME OF TRANSFEROR]


                              By:__________________________

                              Name:

                              Title:


Date:


*Check applicable box.
1. This paragraph should be included only if the Note is issued in global form.

                                       1